Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

INFORMATICA INC.

a Delaware corporation

Informatica Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:

A.The original Certificate of Incorporation of the Company was filed with the Secretary of State of the State of Delaware on June 4, 2021.

B.This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) by the Board of Directors of the Company (the “Board of Directors”) and has been duly approved by the written consent of the stockholders of the Company in accordance with Section 228 of the DGCL.

C.The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

ARTICLE I
The name of the Company is Informatica Inc.

ARTICLE II

The address of the Company’s registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

ARTICLE IV

Section 1. The total number of shares of stock that the Company shall have authority to issue is 2,600,000,000 shares, of which: 2,000,000,000 shares shall be designated Class A Common Stock, par value $0.01 per share (the “Class A Common Stock”), 200,000,000 shares shall be designated Class B-1 Common Stock, par value $0.01 per share (the “Class B-1 Common Stock”), 200,000,000 shares shall be designated Class B-2 Common Stock, par value $0.00001 per share (the “Class B-2 Common Stock”), and 200,000,000 shares shall be designated Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The Class A Common Stock, Class B-1 Common Stock and Class B-2 Common Stock are hereinafter sometimes collectively referred to herein as “Common Stock.” The number of outstanding shares of Class B-1 Common Stock and Class B-2 Common Stock must be equal to each other at all times.

Section 2. Each share of Class A Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders; each share of Class B-1 Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of stockholders, other than the election, removal or replacement of directors, and shall not be entitled to vote on the election, removal or replacement of directors; and each share of Class B-2 Common Stock outstanding as of the applicable record date shall entitle the holder thereof to one (1) vote only on the election, removal or replacement of directors and shall not be entitled to vote on any other matter unless otherwise required by law.

Section 3. Except as otherwise expressly provided herein, or required by law, on any matter submitted to a vote of the holders of Common Stock, the holders of the Class A Common Stock, the Class B-1 Common Stock and/or the Class B-2 Common Stock, as applicable, entitled to vote on such matter shall vote together as a single class, and not separately as single classes, at any annual meeting or special meeting of the stockholders of the Company, or in connection with any action taken by written consent.

Section 4. The Preferred Stock may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any series of Preferred Stock, including, without limitation, authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in this Amended and Restated Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. Except as may be otherwise specified by the terms of any series of Preferred Stock, if the number of shares of any series of Preferred Stock is so decreased, then the Company shall take all such steps as are necessary to cause the shares constituting such decrease to resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

Section 5. Except as otherwise required by law or provided in this Amended and Restated Certificate of Incorporation, holders of Class A Common Stock, Class B-1 Common Stock or Class B-2 Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

Section 6. The number of authorized shares of each of the Preferred Stock, the Class B-1 Common Stock, the Class B-2 Common Stock and the Class A Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding and, in the case of Class A Common Stock, not below a number of shares thereof equal to the sum of the number of shares of Class A Common Stock then outstanding plus the number of shares of Class B-1 Common Stock then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of any certificate of designation relating to any series of Preferred Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 7. Common Stock.

(a) Dividends

(i) Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock, the Class B-1 Common Stock and Class B-2 Common Stock with respect to the payment of dividends and other distributions in cash, property or shares of capital stock of the Company, and subject to Section 7(a)(ii), dividends and other distributions may be declared and paid on the Class A Common Stock and the Class B-1 Common Stock equally, on a per share basis, out of the assets of the Company that are by law available therefor at such times and in such amounts as the Board of Directors in its discretion shall determine; provided, however, that in the event that such dividend or other distribution is paid in the form of shares of Common Stock or rights to acquire Common Stock, (i) the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and (ii) the holders of Class B-1 Common Stock shall receive Class B-1 Common Stock or rights to acquire Class B-1 Common Stock, as the case may be. Except as otherwise provided under this Amended and Restated Certificate of Incorporation, dividends and other distributions shall not be declared by the Board of Directors or paid in respect of Class B-2 Common Stock; provided, however, that, in the event that any shares of Class B-1 Common Stock or any right to acquire any shares of Class B-1 Common Stock are issued as a dividend or other distribution to the holders of Class B-1 Common Stock, a corresponding number of shares of Class B-2 Common Stock or right to acquire a corresponding number of shares of Class B-2 Common Stock, respectively, shall be issued pro rata to the holders of Class B-2 Common Stock as a dividend or distribution. Notwithstanding the foregoing, the Board of Directors may declare and pay a dividend or other distribution per share of Class A Common Stock or Class B-1 Common Stock that is not equal to the dividend or other distribution, if any, declared and paid to the Class B-1 Common Stock or Class A Common Stock (whether in the amount of such dividend or distribution payable per share, the form in which such dividend or distribution is payable, the timing of the payment, or otherwise) if the declaration and payment of such unequal dividend or distribution are approved in advance by the affirmative vote (or written consent) of the holders of a majority of the outstanding shares of Class A Common Stock and Class B-1 Common Stock, each voting separately as a class.

(ii) In each calendar year after 2021, the holders of record of shares of Class B-2 Common Stock outstanding as of the close of business on the first business day of such calendar year shall be entitled to receive a fixed cumulative cash distribution equal to CAD$15,000 per year in the aggregate, prorated among the holders of all such shares as of such record date; provided, that to the extent funds are not legally available therefor, such dividends shall accrue and, to the extent the Company has funds legally available therefor, the Company shall promptly pay such accrued and unpaid dividends. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Section 7(a)(ii) may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent with Section 7(a)(ii)) may be adopted, in addition to any other vote required by the DGCL or this Amended and Restated Certificate of Incorporation, only by the affirmative vote of the holders of at least a majority of the shares of Class B-2 Common Stock then outstanding.

(b) Conversion

(i) Conversion Rights

(A) Shares of Class A Common Stock shall be convertible at any time at the option of the holder of such shares into an equal number of shares of Class B-1 Common Stock and an equal number of shares of Class B-2 Common Stock but only at such time that such holder of Class A Common Stock is, without giving effect to the applicable conversion in question, the record owner of shares of Class B-1 Common Stock or Class B-2 Common Stock. Any such holder converting any of its shares of Class A Common Stock may require that any such shares of Class B-2 Common Stock (that would otherwise be issued to such holder pursuant to such conversion) be issued to any of its Affiliates (as defined in the Stockholders Agreement to be entered into on or about the date of filing of this Amended and Restated Certificate of Incorporation by and among the Company, EvomLux S.à r.l. (“Permira”), Canada Pension Plan Investment Board (“CPPIB” and together with Permira, the “Sponsors”) and Ithaca L.P. (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Stockholders Agreement”)) or any holder of Class B-2 Common Stock as may be designated by such requesting holder. Subject to Section 7(b)(ii)(C), shares of Class B-1 Common Stock shall be convertible at any time into an equal number of shares of Class A Common Stock at the option of the holder of such shares of Class B-1 Common Stock, if contemporaneously with such conversion, an equal number of shares of Class B-2 Common Stock are surrendered to the Company.

(ii) Conversion Mechanics.

(A) Each conversion of shares pursuant to Section 7(b)(i)(A) shall be effected, in the case of certificated shares, by the surrender of the certificate or certificates, duly endorsed, representing the shares to be converted, at the principal office of the Company or the Company’s transfer agent at any time during normal business hours or delivery of notice to the Company or its transfer agent that such certificates have been lost, stolen or destroyed and execution and delivery of an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with such certificates and, in the case of both certificated and uncertificated shares, by delivery to the Company or the Company’s transfer agent at its principal office of prior written notice by the holder of such shares stating the number of shares that any such holder desires to so convert and, in connection with a conversion of Class B-1 Common Stock, identifying the holder of Class B-2 Common Stock that will surrender a corresponding number of Class B-2 Common Stock in connection with such conversion. In the case of a conversion of Class A Common Stock, such conversion shall be deemed to have been effected as of the close of business on the date of receipt of such written notice and, if applicable, such certificate or certificates representing the shares of Class A Common Stock being converted (or such notice and agreement regarding lost, stolen or destroyed certificates), and at such time, the rights of any such holder with respect to the Class A Common Stock shall cease. In the case of a conversion of Class B-1 Common Stock and surrender of Class B-2 Common Stock, such conversion and surrender, respectively, shall be deemed to have been effected as of the close of business on the date of receipt of such written notice and, if applicable, such certificate or certificates representing the same number of shares of Class B-1 Common Stock and Class B-2 Common Stock being converted and surrendered, respectively, (or such notice and agreement regarding lost, stolen or destroyed certificates) in accordance with Section 7(b)(ii)(C), and at such time, the rights of any such holder with respect to the converted and surrendered shares of Common Stock shall cease.

(B) In the case of certificated shares, promptly after such surrender, duly endorsed (or receipt by the Company or its transfer agent of notice and agreement regarding lost, stolen or destroyed certificates), and the receipt by the Company or the transfer agent of the Company of the written notice from such holder, the Company shall issue and deliver, in accordance with the surrendering holder’s instructions, the certificate or certificates for the Common Stock issuable upon such conversion and a certificate representing any shares of Common Stock that were represented by the certificate or certificates delivered to the Company in connection with such conversion but that were not converted. The issuance of certificates for the Common Stock upon conversion shall be made without charge to the holder or holders of such shares. Notwithstanding the previous sentence, the holder shall pay (or reimburse the Company for) any and all documentary, stamp or similar issue or transfer taxes in respect of the conversion or other cost incurred by the Company or the holder in connection with such conversion.

(C) As a condition precedent to any conversion of Class B-1 Common Stock pursuant to Section 7(b)(i)(A), the converting holder must cause an equal number of shares of Class B-2 Common Stock to be simultaneously surrendered to the Company. Any purported conversion of shares of Class B-1 Common Stock that is not accompanied by a simultaneous surrender of an equal number of shares of Class B-2 Common Stock shall be void ab initio, and no conversion of the Class B-1 Common Stock into shares of Class A Common Stock shall occur. Any surrender of Class B-2 Common Stock that occurs pursuant to this Section 7(b)(ii)(C) shall be deemed effective at the time that the corresponding conversion of Class B-1 Common Stock is deemed to be effective or to occur pursuant to Section 7(b)(i)(A), and at such time, such shares of Class B-2 Common Stock shall no longer be deemed outstanding and the rights of any previous holder of Class B-2 Common Stock with respect to such stock shall cease.

(iii) Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, Section 7(b) may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent with Section 7(b) may be adopted, in addition to any other vote required by the DGCL or this Amended and Restated Certificate of Incorporation, only by the affirmative vote of the holders of at least a majority of the shares of Class B-1 Common Stock then outstanding.

(c) The Company shall not close its books against the transfer of any share of Common Stock, or of any share of Common Stock issued or issuable upon conversion of shares of Common Stock, in any manner that would interfere with the timely conversion of such shares of Common Stock in accordance with the provisions of this Amended and Restated Certificate of Incorporation and subject to applicable law.

(d) Upon the dissolution, liquidation or winding up of the Company, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Class A Common Stock, Class B-1 Common Stock and Class B-2 Common Stock shall be entitled to receive the assets of the Company available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them, provided, however, that the aggregate distribution to the holders of Class B-2 Common Stock, as such, shall be limited to the aggregate par value of such holders’ then-outstanding shares of Class B-2 Common Stock plus all accrued and unpaid dividends on the Class B-2 Common Stock (if any).
ARTICLE V

Section 1. Subject to the rights of holders of Preferred Stock, the number of directors that constitutes the entire Board of Directors of the Company shall be fixed only by resolution of the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board; provided, however, that so long as a Sponsor (or any of their respective affiliates) holds at least 15% of the total Class A Common Stock and Class B-1 Common Stock outstanding, the Company shall not have power and authority to amend the number of directors that constitute the entire Board of Directors without the consent of such Sponsor (or affiliate, as applicable). For the purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directorships whether or not there exist any vacancies or other unfilled seats in previously authorized directorships. At each annual meeting of stockholders, directors of the Company shall be elected to hold office until the expiration of the term for which they are elected and until their successors have been duly elected and qualified or until their earlier resignation or removal; except that if any such meeting shall not be so held, such election shall take place at a stockholders’ meeting called and held in accordance with the DGCL.

Section 2. From and after the effectiveness of this Amended and Restated Certificate of Incorporation, the directors of the Company (other than any who may be elected by holders of Preferred Stock under specified circumstances) shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. Directors already in office shall be assigned to each class at the time such classification becomes effective in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. If the number of directors is changed, any newly created directorships or decrease in directorships shall be so apportioned hereafter among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VI

Section 1. From and after the effectiveness of this Amended and Restated Certificate of Incorporation, only for so long as the Board of Directors is classified and subject to the rights of holders of Preferred Stock, any director or the entire Board of Directors may be removed from office at any time, but only for cause, and only by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding capital stock of the Company entitled to vote in the election of directors; provided, however, that prior to the Trigger Date (as defined below), any such director may be removed at any time, with or without cause, by the holders of at least a majority of the voting power of the outstanding shares of Common Stock entitled to vote on the election and removal of directors in the manner permitted by the Stockholders Agreement. Notwithstanding the foregoing, whenever the holders of any class or series are entitled to elect one or more directors by this Amended and Restated Certificate of Incorporation, with respect to the removal without cause of a director or directors so elected, the vote of the holders of the outstanding shares of that class or series, and not the vote of the outstanding shares as a whole, shall apply. For purposes of this Amended and Restated Certificate of Incorporation, the “Trigger Date” means the first date on which CPPIB and Permira (the “Principal Stockholders”), together with their affiliates, cease to in the aggregate beneficially own (directly or indirectly) shares representing at least 50% of the aggregate number of shares of Class A Common Stock and Class B-1 Common Stock issued and outstanding (as adjusted for stock splits, combinations, reclassifications and similar transactions), with such beneficial ownership to be determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Section 2. Except as otherwise provided for or fixed by or pursuant to the provisions of ARTICLE IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances or except as otherwise provided by resolution of a majority of the Whole Board, newly created directorships resulting from any increase in the number of directors, created in accordance with the Bylaws of the Company, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director, and not by the stockholders. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the class for which such director shall have been chosen until his or her successor shall have been duly elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VII

Section 1. The Company is to have perpetual existence.

Section 2. The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the Bylaws of the Company, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company.

Section 3. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Company. The affirmative vote of at least a majority of the Whole Board shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Company’s Bylaws. The Company’s Bylaws may also be adopted, amended, altered or repealed by the stockholders of the Company. Notwithstanding the above or any other provision of this Amended and Restated Certificate of Incorporation, the Bylaws of the Company may not be amended, altered or repealed by stockholders except in accordance with the provisions of the Bylaws relating to amendments to the Bylaws. No Bylaw hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Company that would have been valid if such Bylaw had not been adopted, amended, altered or repealed.

Section 4. The election of directors need not be by written ballot unless the Bylaws of the Company shall so provide.

Section 5. No stockholder will be permitted to cumulate votes at any election of directors.

ARTICLE VIII

Section 1. Prior to the Trigger Date, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company may be taken upon a vote of the stockholders at an annual or special meeting duly called or by consent of the stockholders in lieu of a meeting of stockholders. From and after the Trigger Date, subject to the rights of holders of Preferred Stock, any action required or permitted to be taken at any annual or special meeting of the stockholders of the Company may be taken only at an annual or special meeting of the stockholders duly called and may not be taken by consent of the stockholders in lieu of such meeting.

Section 2. Prior to the Trigger Date, subject to the terms of any series of Preferred Stock, a special meeting of stockholders of the Company may be called only by the Chairperson of the Board of Directors or the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, and shall be called by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board or the chairperson of the Board of Directors at the request of the Principal Stockholders, but a special meeting may not be called by any other person or persons and any power of stockholders to call a special meeting of stockholders is specifically denied. From and after the Trigger Date, subject to the terms of any series of Preferred Stock, a special meeting of stockholders of the Company may be called only by the Chairperson of the Board of Directors or the Board of Directors acting pursuant to a resolution adopted by the Majority of the Whole Board, but a special meeting may not be called by any other person or persons and the power of stockholders to call a special meeting is specifically denied. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

Section 3. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner and to the extent provided in the Bylaws of the Company.

ARTICLE IX

Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 2. Subject to any provisions in the Bylaws of the Company related to indemnification of directors of the Company, the Company shall indemnify, to the fullest extent permitted by applicable law, any director of the Company who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Company shall be required to indemnify a person in connection with a Proceeding (or part thereof) initiated by such person only if the Proceeding (or part thereof) was authorized by the Board of Directors.

Section 3. The Company shall have the power to indemnify, to the extent permitted by applicable law, any officer, employee or agent of the Company who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

Section 4. Neither any amendment, elimination nor repeal of any Section of this ARTICLE IX, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Company inconsistent with this ARTICLE IX, shall eliminate or reduce the effect of this ARTICLE IX in respect of any matter occurring, or any Proceeding accruing or arising or that, but for this ARTICLE IX, would accrue or arise, prior to such amendment, elimination, repeal or adoption of an inconsistent provision.
ARTICLE X

Meetings of stockholders may be held within or outside of the State of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision of applicable law) outside of the State of Delaware at such place or places or in such manner or manners as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

ARTICLE XI

Section 1. Subject to the rights granted to the Principal Stockholders pursuant to the Stockholders Agreement, the Company reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation.

Section 2. The Company reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware, and all rights conferred upon the stockholder are granted subject to this reservation and the rights granted to the Principal Stockholders pursuant to the Stockholders Agreement.

ARTICLE XII

Section 1. To the fullest extent permitted by law and in accordance with Section 122(17) of the DGCL, (1) none of Permira, CPPIB, the Regulatory Holder (as defined in the Stockholders Agreement) or any of their respective affiliates (each such entity or person, an “Exempt Person”) will have any duty to refrain from (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Company or its subsidiaries from time to time is engaged or proposes to engage or (y) otherwise competing, directly or indirectly, with the Company or any of its subsidiaries; and (2) if any Exempt Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity both for such Exempt Person or any of its, his or her respective affiliates, on the one hand, and for the Company or its subsidiaries, on the other hand, such Exempt Person shall have no duty to communicate or offer such transaction or business opportunity to the Company or its subsidiaries and such Exempt Person may take any and all such transactions or opportunities for itself or offer such transactions or opportunities to any other Person. The Company and its subsidiaries renounce any interest or expectancy in, or in being offered any opportunity to participate in, corporate opportunities or transactions that are from time to time presented to the Exempt Persons. Notwithstanding anything to the contrary in this Article XII, the Company does not renounce any interest or expectancy it may have in any corporate opportunity or transaction that is expressly offered to any Exempt Person or any of its affiliates solely in his or her capacity as a director or officer of the Company, and not in any other capacity.

Section 2. To the fullest extent permitted by law, no potential transaction or business opportunity may be deemed to be a corporate opportunity of the Company or its subsidiaries unless (1) the Company or its subsidiaries would be contractually permitted to undertake such transaction or opportunity and such transaction or opportunity would be permitted in accordance with this Amended and Restated Certificate of Incorporation, (2) the Company or its subsidiaries at such time have sufficient financial resources to undertake such transaction or opportunity, (3) the Company or its subsidiaries have an interest or expectancy in such transaction or opportunity, (4) such transaction or opportunity would be in the same or similar line of business in which the Company or its subsidiaries are then engaged or a line of business that is reasonably related to, or a reasonable extension of, such line of business and (5) such transaction or opportunity would be of practical advantage to the Company or its subsidiaries.

Section 3. Any amendment, repeal or modification of this Article XII, or the adoption of any provision of the Amended and Restated Certificate of Incorporation inconsistent with this Article XII, shall not adversely affect any right or protection of any officer, director or stockholder of the Company with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption.

Section 4. Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of the Company shall be deemed to have notice of and to have consented to the provisions of this Article XII.
ARTICLE XIII

If any provision of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any sentence of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.
* * *

IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been signed on behalf of the Company by its duly authorized officer on this 29th day of October 2021.

By: /s/ Amit Walia
Amit Walia
President and Chief Executive Officer